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                                                                EXHIBIT 10.1

                               SUBLEASE AGREEMENT


1.       PARTIES

This Sublease Agreement ("Sublease") dated July 31, 1996, is made between Sybase, Inc., a Delaware corporation ("Sublandlord"), and NeXstar Pharmaceuticals, Inc. a Delaware corporation ("Subtenant"), and supercedes and restates in its entirety the Sublease Agreement between the parties dated as of June 8, 1996.

2.       MASTER LEASE

Sublandlord is the Tenant under a written lease dated February 16, 1993, as amended by the (I) Amendment dated February 16, 1993, and (ii) Addendum to Office Lease dated February 22, 1993 (the "Master Lease") wherein TCW Realty Holding Company leased to Sublandlord the real property located in the City and County of Boulder, State of Colorado, described as an Office consisting of approximately 32,293 square feet of rentable area (the "Premises"). The term "Landlord" as used in this Sublease and the Master Lease, shall mean S&G Partnership, a Colorado General Partnership, who assumed all of TCW Holding Company's obligations as Landlord under the Master Lease as of April 5, 1995, as evidenced by the estoppel certificate attached hereto as Exhibit B
("Estoppel Certificate").   The Master Lease is attached to this Sublease as
Exhibit A and is incorporated herein by this reference. Except as otherwise defined herein, terms within initial capital letters shall have the same meanings set forth in the Master Lease.

3.       PREMISES

Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby takes and accepts the Premises, on and subject to the terms and conditions set forth in this Sublease.

4.       WARRANTY BY SUBLANDLORD

4.1 Sublandlord warrants and represents to Subtenant that the Master Lease has not been amended or modified and that Sublandlord is not now and as of the commencement of the Sublease Term (as defined below) will not be, in default or breach of any of the provisions of the Master Lease, and that Sublandlord has no knowledge of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease.

4.2 Sublandlord further warrants and represents that: (i) Exhibit A to this Sublease is a true, correct and complete copy of the Master Lease; (ii) Exhibit B to this Sublease is a true, correct and complete copy of the Estoppel Certificate; (iii) there are no other or additional documents forming a part of the Master Lease, or constituting an amendment thereto; and (iv) the Master Lease is in full force and effect.

5.       TERM

5.1 The term of this Sublease ("Sublease Term") shall commence on September 15, 1996 ("Commencement Date") and, unless sooner terminated as provided herein, shall end on July 5, 2003 (the "Termination Date"). If Sublandlord is unable to deliver possession of the Premises by the Commencement Date as a result of causes beyond its reasonable control, Sublandlord shall not be liable for any damages caused for failing to deliver possession, and this Sublease shall not be void or voidable. Subtenant shall not be liable for Rent until Sublandlord delivers possession of the Premises to Subtenant, but the Sublease Term shall not be extended by the delay. The Sublease Term shall be deemed to commence as of the Commencement Date irrespective of the date Subtenant actually takes possession of the Premises. In the event Subtenant takes



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possession of the Premises prior to the Commencement Date (with Sublandlord's and Landlord's consent), Subtenant shall observe and perform all covenants and obligations imposed on it by this Sublease.

5.2 Subtenant agrees to accept the Premises in their existing "AS IS" condition, broom-clean and in as good condition as when Sublandlord took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Sublandlord's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Sublandlord or its agents. Sublandlord shall have no obligation to alter, improve or otherwise modify the Premises.

5.3 Upon the expiration or termination of the Sublease Term, Subtenant shall immediately surrender the Premises together with all leasehold improvements thereon, to Sublandlord in good order, repair and condition, reasonable wear and tear expected. Without limiting the foregoing, Subtenant shall also comply with the terms of Section 34 of the Master Lease with respect to surrender of possession, except that Subtenant will not be required to make any repairs which Sublandlord is not required to make under the Master Lease by Landlord. Subtenant shall pay Sublandlord on demand the cost of repairing any damage to the Premises.

6.       RENT

6.1 Subtenant shall pay to Sublandlord without deduction, setoff, notice or demand at the address for notices to Sublandlord specified in Section 13 of this Sublease, or at such other place as Sublandlord shall designate from time to time by notice to Subtenant, the Base Rent, in advance on the first day of each month of the Sublease Term. For purposes of this Sublease, annual "Base Rent" shall be Three Hundred Sixty-Four Thousand Nine Hundred Ten and 90/100 ($364,910.90) for the duration of the Sublease Term, and shall be paid to Sublandlord in equal monthly installments of Thirty Thousand Four Hundred Nine and 24/100 Dollars ($30,409.24). If the Sublease Term begins or ends on a day other than the first or last day of a month, the Base Rent for such partial month shall be prorated on a per diem basis.

6.2 Except for the amounts specified in Section 10.2(b), all charges, costs and sums required to be paid by Subtenant to Sublandlord under this Sublease in addition to monthly Base Rent shall be deemed "Additional Rent," and monthly Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent." Subtenant's covenant to pay Rent shall be independent of every other covenant in this Lease. Rent not paid within the three (3) day grace period following each relevant due date shall bear (I) a late charge equal to five percent (5%) of the outstanding amount, plus (ii) interest at a per annum rate equal to the lesser of (a) two percent (2%) above the announced "prime" interest rate published in the Wall Street Journal as of the date of such default, or (b) the maximum rate of interest which may be collected under any applicable usury law.

6.3 The Master Lease requires Sublandlord to pay to Landlord amounts representing Tenant's Proportionate Share Operating Costs, which share is One Hundred Percent (100%). During the Sublease Term, Subtenant shall pay to Landlord (or its designated management agent), as agent for Sublandlord, the amounts Sublandlord is required to pay Landlord under the Master Lease as Tenant's Proportionate Share Operating Costs. Subtenant shall pay such amounts at the same time and in the same manner as contemplated by the Master Lease. During the Sublease Term, Subtenant shall, at the same time it makes payment to Landlord pursuant to this Section 6.3, furnish Sublandlord with copies of all checks and documentation supporting the payment or calculation of actual or estimated Operating Costs.

6.4 If Subtenant without the consent of Sublandlord (and the consent of Landlord, where required by the Master Lease) retains possession of the Premises, or any part thereof, after the expiration or termination of the Sublease Term, Subtenant shall pay to Sublandlord all rent





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payable by Sublandlord to Landlord under the Master Lease for each month or partial month (without proration for any partial month) that Subtenant remains in possession. In addition, Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from and against all damages, loss, cost, liability or expense threatened or sustained by Sublandlord by reason of Subtenant's continuance in possession.

7.       SECURITY DEPOSIT

Subtenant shall deposit with Sublandlord upon execution of this Sublease the sum of Twenty-One Thousand Five Hundred Twenty-Eight and No/100 Dollars ($21,528.00) (the "Security Deposit") as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay Rent when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the performance of all of Subtenant's obligations under this Sublease, including the payment of any unpaid Rent, and for the payment of any other amount for which Sublandlord may become obligated by reason of Subtenant's default or breach hereunder. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall, within ten (10) days after written demand by Sublandlord, restore the Security Deposit to the full amount deposited, and Subtenant's failure to do so shall constitute a default under this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublandlord assigns its interest in the Sublease, Sublandlord shall deliver to its assignee so much of the Security Deposit as is then held by Sublandlord. Within thirty
(30) days after the Sublease Term has expired, or Subtenant has vacated the Premises, whichever shall last occur, and provided Subtenant is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, or is to be applied to repair any damage to the Premises, shall be returned to Subtenant or to the last assignee, if any, of Subtenant's interest hereunder.

8.       USE OF PREMISES

The Premises shall be used and occupied only for general office and light industrial use, and for no other use or purpose.

9.       ASSIGNMENT AND SUBLETTING

Subtenant shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublandlord which consent shall not be unreasonably withheld, and the consent of Landlord, if such is required under the terms of the Master Lease. Any such assignment of subleasing shall be subject to compliance with the terms and conditions of the Master Lease, including, without limitation, exercise of Landlord's right, if any, to terminate the Master Lease and recapture all or a portion of the Premises.

10.      APPLICABLE PROVISIONS OF MASTER LEASE

10.1 Subject to this Section 10.1 and Sections 10.2 and 10.3 below, all terms and conditions of the Master Lease (except for Sections 1.3, 1.4, 1.5, 1.6, 1.7, 1.10, 1.11, 5.2, 6, 7(a), the last sentence of Section 7(c), 8, 17.1,
44, 45, Exhibit B, Exhibit C, and Exhibit E) are incorporated into and made a part of this Sublease as if Sublandlord were the Landlord thereunder, Subtenant were the Tenant thereunder, and this Sublease were the Master Lease. In case of conflict between the incorporated provisions of the Master Lease and the remaining provisions of this Sublease, the latter shall control. Subtenant assumes and agrees to perform the Tenant's obligations under the Master Lease during the Sublease Term, except that the obligation to pay rent to Landlord under the Master Lease shall not be an obligation of Subtenant, and Subtenant





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shall instead pay the Rent to Sublandlord under this Sublease.  Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublandlord shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. If the Master Lease terminates as a result of a default or breach of Sublandlord or Subtenant under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the direct damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublandlord any right to terminate the Master Lease, whether in the event of the partial or total damage destruction or condemnation of the Premises or the Property or Project or the Premises or otherwise, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder. Neither Sublandlord nor Subtenant shall be liable to the other under this Section 10.1 for any indirect, incidental, special or consequential damages, including business interruption or lost profits.

10.2 Notwithstanding anything to the contrary herein, the incorporated provisions of the Master Lease are amended or qualified as follows:

                 a. Sublandlord shall not be liable under any circumstances for a loss of or injury to property, or interference with Subtenant's business, however occurring, incidental to any failure to furnish any utilities or services.

                 b. Except as expressly set forth in this Section 10.2(b), Sublandlord shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Property, the Project or the Premises. Sublandlord shall contribute toward the cost of Subtenant's Alterations an amount equal to two (2) months' Base Rent. Accordingly, Subtenant shall be excused from the payment of monthly Base Rent for such two-month period commencing with the date Subtenant takes possession of the Premises. Subtenant's Alterations, if any, shall be subject to approval by Sublandlord in accordance with Section 7 of the Master Lease. Notwithstanding the foregoing, the parties agree that in addition to all other remedies which Sublandlord may have in the event Subtenant shall suffer an Event of Default, Sublandlord shall also be entitled to recover from Subtenant the value of the free rent period extended to Subtenant under this Section 10.2.

                 c. Except as provided in subsection (b) above, Rent shall be abated under this Sublease only to the extent that Sublandlord receives a corresponding rent abatement under the Master Lease.

                 d. Wherever the Master Lease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two (2) business days shorter in duration.

10.3 The parties acknowledge that Sublandlord's ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Landlord's obligations under the Master Lease. The parties further acknowledge that, while Sublandlord will use reasonable efforts to cause Landlord to perform its obligations under the Master Lease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord's obligations under this Sublease, nor shall such breach diminish Sublandlord's rights hereunder, where the same is caused by or attributable to the failure of Landlord to perform its obligations under the Master Lease.

10.4 Subtenant shall procure and maintain policies of insurance covering liability and covering all contents, Subtenant's trade fixtures, machinery, equipment, furniture and furnishing in the Premises (and all original and later installed tenant improvements), including the insurance coverage required of Tenant under Section 9 of the Master Lease; provided, however, that notwithstanding the provisions of the Master Lease, Subtenant shall maintain Commercial General





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Liability Insurance (referenced in Section 9(a) of the Master Lease) in amounts of not less than $1 million per occurrence and $5 million for all occurrences each year. Subtenant shall provide Sublandlord with evidence of such insurance as a condition to Subtenant's right to take possession of the Premises.

10.5 Landlord under the Master Lease shall be served any and all notices of default by Sublandlord against Subtenant or by Subtenant against Sublandlord in the manner provided for service of such notice under the Master Lease.

11.      BROKER PARTICIPATION

Sublandlord warrants and represents that it has dealt with no real estate broker in conjunction with this Sublease other than The Staubach Company. Subtenant warrants and represents that it has dealt with no real estate broker in conjunction with this Sublease other than Corporate Facility Consulting, Inc. Sublandlord shall pay and be responsible for the commissions due to The Staubach Company under the terms of a separate commission agreement between Sybase and The Staubach Company. Sublandlord and Subtenant each warrants and represents to the other that no other brokers are entitled to any commission on account of this Sublease, and each agrees to hold the other harmless from and against any and all costs (including reasonable attorneys' fees), expenses or liability for any compensation, commission and charges claimed by any broker other than those identified in this Section 11, through such party with respect to this Sublease.


12.      ATTORNEYS' FEES

If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

13.      NOTICES

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by Sublandlord to Subtenant shall be sent by (i) United States Mail, certified or registered, postage prepaid with return receipt requested, or (ii) by nationally recognized overnight courier service providing receipted delivery, addressed in either case to Subtenant at the Premises, or to such other place as Subtenant may from time to time designate by notice to Sublandlord. All notices and demands by Subtenant to Sublandlord shall be sent by (i) United States Mail, certified or registered, postage prepaid with return receipt requested, or (ii) by nationally recognized overnight courier service providing receipted delivery, addressed to Sublandlord at the address set forth herein, and to such other person or place as Sublandlord may from time to time designate by notice to Subtenant. Any notice sent by United States Mail shall be deemed delivered on the date of delivery or rejection as shown on the return receipt or, in the absence of such date, on the third day following the deposit thereof with the United States Postage Service. Any notice sent by overnight courier service shall be deemed delivered on the delivery date as shown in the regularly maintained business records of such courier service.


To Sublandlord:                   Sybase, Inc.
                                  5820 Shellmound Street
                                  Emeryville, CA 94608
                                  Attention:  Director of Real Estate





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                                  Copy to:
                                  Sybase, Inc.
                                  5820 Shellmound Street
                                  Emeryville, CA 94608
                                  Attention:  Real Estate Legal Counsel



To Subtenant:                     NeXstar Pharmaceuticals, Inc.
                                  2860 Wilderness Place
                                  Boulder, CO 80301
                                  Attn:  Facility Manager


                                  Copy to:
                                  James L. Carpenter, Jr., Esq.
                                  Hutchinson, Black & Cook LLC
                                  1215 Spuce Street
                                  P.O. Box 1170
                                  Boulder, CO 80306


14.      QUIET ENJOYMENT

Subject to the provisions of this Sublease, Sublandlord covenants that Subtenant, upon performing its obligations under this Sublease, shall and may peaceably and quietly have, hold and enjoy the Premises for the Sublease Term.

15.      CONSENT BY LANDLORD

15.1 This Sublease is conditioned upon procuring the consent of Landlord to this Sublease in accordance with the Master Lease (the "Consent"), which Consent shall be evidenced by Landlord's signature and acknowledgment below. Sublandlord and Subtenant shall cooperate with each other in seeking Landlord's Consent.

15.2 If Landlord's Consent is withheld, this Sublease shall terminate upon the delivery of written notice to Sublandlord and Subtenant that Landlord's Consent will not be given. If this Sublease is so terminated: (i) all consideration previously paid by Subtenant to Sublandlord on account of this Sublease shall be returned to Subtenant, and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for those liabilities or obligations which have accrued and remain unperformed as of the date this Sublease is so terminated.





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17.      ENTIRE AGREEMENT

This Sublease (including all Exhibits and Attachments hereto which are incorporated and made a part hereof by this reference) represents the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous communications concerning such subject matter and may not be amended or modified except in writing signed by both parties' authorized officers.

Intending to be bound hereby the parties have, by their duly authorized corporate officers, executed this Sublease on the dates set forth below.


Subtenant:                        Sublandlord:
NeXstar Pharmaceuticals, Inc.     Sybase, Inc.
------------------------------    -------------------------------

By:  /s/ MICHAEL E. HART          By:    /s/ ILLEGIBLE
   ---------------------------       ----------------------------
Title:  V.P. CFO                  Title: V.P. Controller
      ------------------------          -------------------------
Date:   8/2/96                    Date:  8/6/96
     -------------------------         --------------------------

Exhibit A - Master Lease
Exhibit B - Estoppel Certificate


The undersigned Landlord, in accordance with Section 13.1 of the Lease, hereby consents to the terms of the Sublease Agreement; provided, that Sublandlord, in addition to performing its other obligations under the Lease, pays Landlord its share of the excess rent in accordance with Section 13.1 of the Lease. Furthermore, Landlord's consent to this Sublease shall not be deemed or construed to release Sublandlord from its obligations under the Lease.

Landlord:

By:      /s/ ILLEGIBLE
   ---------------------------
Title:   Vice President
      ------------------------
Date:    8/16/96
     -------------------------




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